UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2024

Apollo Asset Backed Credit Company LLC

(Exact name of registrant as specified in its charter)

Delaware	000-56622	93-3760466
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street, 42nd Floor
New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(212) 515-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Operating Agreement

On May 3, 2024, Apollo Asset Backed Credit Company LLC (the “Company”) entered into an Operating Agreement (the “Operating Agreement”) with Apollo Manager, LLC (the “Operating Manager”).

A description of the Operating Agreement was included under “Item 1. Business—Operating Agreement” of Amendment No. 1 to the Company’s Registration Statement on Form 10, filed with the Securities and Exchange Commission on February 9, 2024. Such description is incorporated by reference herein.

Each of the Operating Manager and its Managing Member, Apollo Management Holdings, L.P., is an affiliate of Apollo Global Management, Inc.

The foregoing description of the Operating Agreement is not complete and is qualified in its entirety by reference to the Operating Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Trademark License Agreement

On May 3, 2024, the Company entered into a Trademark License Agreement with Apollo IP Holdings, LLC (the “Trademark License Agreement”). Pursuant to the Trademark License Agreement, Apollo IP Holdings, LLC granted the Company a license to use the service mark, corporate name and trade name “APOLLO,” subject to the terms of such agreement.

The foregoing description of the Trademark License Agreement is not complete and is qualified in its entirety by reference to the Trademark License Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Letter Agreement

On May 3, 2024, the Company received a seed investment from a subsidiary of Apollo Asset Management, Inc. (“Apollo”) in the form of a $50 million purchase of the Company’s E Shares in Series II (the “E Shares”) to assist the Company initiate operational and acquisition activities, at a price of $25 per share. In connection with the seed investment by Apollo, the Company and Apollo entered into a letter agreement (the “Letter Agreement”), pursuant to which Apollo may request the repurchase of such E Shares, from time to time, at the then-applicable NAV per Share. The Company expects to repurchase such E Shares upon request to the extent the amount of the repurchase request does not exceed the Company’s available liquidity, in its sole discretion, from capital provided by third-party investors’ purchases of investor shares of the Company net of any actual or anticipated investor repurchase requests pursuant to the share repurchase plan, which would not be detrimental to the liquidity or operational and acquisition activities of the Company.

The foregoing description of the Letter Agreement is not complete and is qualified in its entirety by reference to the Letter Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

As of May 3, 2024, the Company had received purchase orders for at least $50,000,000 of the Company’s E Shares in Series II (the “E Shares”), at a price of $25.00 per share, and the Company’s board of directors had authorized the release of the escrowed funds. In connection with the release of escrowed funds, as of May 3, 2024, the Company issued and sold 2,000,000 unregistered E Shares to Apollo Principal Holdings VI, L.P., an affiliate of the Company, for cash.

The offer and sale of the E Shares were exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2), including Regulation D (for sales to accredited investors) thereunder.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Limited Liability Company Agreement

On May 3, 2024, the Company executed its Amended and Restated Limited Liability Company Agreement (the “A&R LLCA”), which amended and restated the Company’s Limited Liability Company Agreement, dated as of September 22, 2023. The A&R LLCA sets forth the terms and conditions upon which the Company can conduct its business and affairs and it sets forth the rights and obligations of the Company’s shareholders. Under the A&R LLCA, the Company will be permitted to engage, directly or indirectly, in any business activity that is approved by the Company’s board of directors and that lawfully may be conducted by a limited liability company formed under the Delaware Limited Liability Company Act.

The foregoing description of the A&R LLCA is not complete and is qualified in its entirety by reference to the A&R LLCA, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Limited Liability Company Agreement

10.1	Operating Agreement

10.2	Trademark License Agreement

10.3	Letter Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO ASSET BACKED CREDIT COMPANY LLC

Date: May 9, 2024	/s/ Robert Rossitto
Robert Rossitto
Chief Financial Officer